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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): JANUARY 28, 2004


                              AETHER SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                     000-27707                     52-2186634
(State or other jurisdiction of   (Commission File Number)  (IRS Employer Identification No.)
         incorporation)

                              11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117
          (Address of Principal Executive Offices, including Zip Code)



                                 (410) 654-6400
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2. DISPOSITION OF ASSETS

     On January 13, 2004, Aether Systems, Inc. ("Aether") completed the previously announced sale of its Enterprise Mobility Solutions division ("EMS") to TeleCommunication Systems, Inc. ("TCS"). Pursuant to the purchase agreement, as amended, Aether received $19 million for EMS, consisting of $18 million in cash and a note in the principal amount of $1 million due in August 2004. The consideration received by Aether from TCS is subject to a post-closing working capital adjustment. In addition, Aether received 204,020 shares of TCS Class A common stock valued as of closing at approximately $1 million as consideration for the estimated $1 million in cash held in accounts maintained by the European operations of EMS. This amount is subject to adjustment based on a post closing review of the actual cash retained by the European operations.

     The Purchase Agreement and Amendment No. 1 to the Purchase Agreement are attached as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     In accordance with Item 7(b)(1) of Form 8-K, the pro forma financial information required by Item 7(b) of Form 8-K is attached hereto as Exhibit 7.1.

     (c) Exhibits

     2.1 Purchase Agreement, dated December 18, 2004, by and among Aether Systems, Inc., TeleCommunication Systems, Inc., TSYS Acquisition Corp., and TeleCommunication Systems, Limited.

     2.2      Amendment No. 1 to the Purchase Agreement, dated January 13, 2004.

     7.1 Consolidated pro forma financial statements of Aether Systems, Inc. for the year ended December 31, 2002 and for the nine month period ended September 30, 2003.



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                                   SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 28, 2004.

                                              AETHER SYSTEMS, INC.

                                                    /s/ David S. Reymann
                                                 -----------------------------
Date: January 28, 2004                        By:    David S. Reymann
                                              Its:   Chief Financial Officer





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